Exhibit 4

This document is a free translation only. Due to the complexities of language translation, translations are not always precise. The original document was prepared in Portuguese, and in case of any divergence, discrepancy or difference between this version and the Portuguese version, the Portuguese version shall prevail. The Portuguese version is the only valid and complete version and shall prevail for any and all purposes. There is no assurance as to the accuracy, reliability or completeness of the translation. Any person reading this translation and relying on it should do so at his or her own risk.

Exhibit III to the Amendment to the Original PRJ of Oi Group

First Amendment to the Private Indenture Instrument of the 12th Public Issue of Simple Debentures, Not Convertible In Shares, of the Unsecured Type, in a Single Series, of Oi S.A. - Under Judicial Reorganization.

Between

OI S.A. – UNDER JUDICIAL REORGANIZATION

as Issuer

and

GDC PARTNERS SERVIÇOS FIDUCIÁRIOS DTVM LTDA.,

as Trustee

Rio de Janeiro, [●] [●], 2020.

By this private instrument,

OI S.A. – UNDER JUDICIAL REORGANIZATION, a publicly-held corporation, registered with the National Register of Legal Entities of the Ministry of Economy (CNPJ/ME) under No. 76.535.764/0001-43, with its registered office and principal place of business at Rua do Lavradio nº 71, Centro, Rio de Janeiro - RJ, ZIP CODE 20230-070 (“OI” or “Issuer”);

GDC PARTNERS SERVIÇOS FIDUCIÁRIOS DTVM LTDA., a financial institution with its registered office in the City of Rio de Janeiro, State of Rio de Janeiro, at Avenida Ayrton Senna, n° 3.000, parte 3, bloco Itanhangá, sala 3.105, Barra da Tijuca, ZIP CODE 22775-003, registered with the CNPJ/ME under No. 10.749.264/0001-04, herein represented pursuant to its Articles of Organization, hereinafter simply referred to as “Trustee”; and

As Intervening Consenting Party Solidary Debtors: TELEMAR NORTE LESTE S.A. – UNDER JUDICIAL REORGANIZATION (“TELEMAR”), a closely held corporation, registered with the CNPJ/ME under No. 33.000.118/0001-79, with its registered office and principal place of business at Rua do Lavradio nº 71, Centro, Rio de Janeiro - RJ, CEP 20230-070; OI MÓVEL S.A. – UNDER JUDICIAL REORGANIZATION (“OI MÓVEL”), a closely-held company, registered with the CNPJ/ME under No. 05.423.963/0001-11, with its registered office and principal place of business in Setor Comercial Norte, Quadra 3, Bloco A, Edifício Estação Telefônica, térreo (parte 2), Brasília - DF, [sic.] in Setor Comercial Norte, Quadra 3, Bloco A, Edifício Estação Telefônica, térreo (parte 2), ZIP CODE 70.713-900; PORTUGAL TELECOM INTERNATIONAL FINANCE B.V. – UNDER JUDICIAL REORGANIZATION (“PTIF”), a private limited company organized according to the Laws of the Netherlands, with its registered office in Amsterdam, at Delflandlaan 1 (Queens Tower), Office 705, 1062 EA, and principal place of business in this City of Rio de Janeiro; and OI BRASIL HOLDINGS COÖPERATIEF U.A. – UNDER JUDICIAL REORGANIZATION (“OI COOP”), a private limited company organized according to the Laws of the Netherlands, registered with the CNPJ/ME under No. 16.770.090/0001-30, with its registered office in Amsterdam, Delflandlaan 1 (Queens Tower), Office 705, 1062 EA, and principal place of business in this City of Rio de Janeiro (OI, TELEMAR, OI MÓVEL, PTIF and OI COOP jointly hereinafter referred to as “OI GROUP” or “DEBTORS), together with the companies COPART 4 PARTICIPAÇÕES S.A. – Under Judicial Reorganization (“COPART 4”) and COPART 5 PARTICIPAÇÕES S.A. – Under Judicial Reorganization (“COPART 5”), which were subsequently merged with and into TELEMAR and OI, respectively, on June 20, 2016, filed for Judicial Reorganization (“Judicial Reorganization”) before the 7th Commercial Court of the Judicial District of the Capital City-RJ (“Judicial Reorganization Court”);

WHEREAS:

OI, TELEMAR, OI MÓVEL, PTIF, OI COOP, COPART 4 and COPART 5 (jointly referred to as “Debtors” and “Oi Group”), filed and received the ratification, in court, of a judicial reorganization plan in progress before the 7th Business Court of the Judicial District of the Capital City of Rio de Janeiro, under No. 0203711-65.2016.8.19.001 (“Original Plan”), which described the different conditions and measures to be adopted in order to reverse the temporary crisis of Oi Group, having demonstrated its economic, financial and operational viability, as well as the profitability of its activities.

Issuer, Trustee and the Intervening Consenting Party Solidary Debtors entered into the Private Indenture Instrument of the 12th Public Issue of Simple Debentures, Not Convertible in Shares, of the Unsecured Type, in a Single Series, of Oi S.A. - under Judicial Reorganization on July 13, 2018 (“Issue”)

Despite the fulfillment, up to the date hereof, of the obligations set forth in the Original Plan and the evident improvement in Oi Group’s operational indicators, which demonstrate the economic, financial and operational feasibility of Debtors, several measures set forth in the Original Plan have not yet been fully implemented.

Notwithstanding the good progress of the implementation of the measures set out in the Original Plan, the Oi Group understood it was necessary to improve the Original Plan given a new legal, regulatory and market context.

In this regard, and as a way of giving greater financial flexibility and allowing Oi Group to continue developing its strategic plan, as widely disclosed to the market (“Strategic Plan”), and reach the homes that demand the new fiber-optic technology, it is necessary that Oi Group resort to the financial market and seek strategic partners that may help develop its business strategy.

In the structure to be created by Debtors to implement the provisions above, company SPE InfraCo will be used, which, despite being a controlled company of Debtors, is not a Debtor. Such company has already received contribution from fiber assets and agreements associated therewith from other companies belonging to Oi Group and, in addition, will sign any and all agreements with Debtors that are required to guarantee the necessary connection network for the provision of data transport services to its clients, provided that these clients will remain in Debtors OI MÓVEL, TELEMAR and OI.

Under the model described above, SPE InfraCo, seeking, most of all, to raise the necessary funds to maintain and expand the investments in fiber optics to expand its activities and serve the highest number of clients spread out in the country, including other telecommunication carriers, shall seek the necessary funds to finance its investments in the market.

An additional aspect that demands the amendment of the Original Plan is the insurgency of the National Telecommunications Agency – ANATEL, the largest individual pre-petition creditor of Oi Group, regarding the submission of its credits, resulting from administrative fines, to the effects of the Judicial Reorganization.

At the time of the preparation and approval of the Original Plan, the expectations were high, given the information provided by the Government regarding the adoption and implementation of measures by the Executive and Legislative Branches to adapt the Brazilian telecommunications regulatory framework to the technological reality of the sector. However, the initiatives expected and necessary for the Brazilian telecommunications sector have only actually evolved more recently, much later than was expected by the market and many of them still await regulation to be implemented.

In this context, the Debtors were and continue to be excessively burdened by the heavy regulatory obligations related to the provision of public telephone services and by the rigorousness of ANATEL in the exercise of its inspection duties due to facts related to technically anachronistic procedures.

It is worth remembering that, in the current conjuncture, the global pandemic has also affected companies under judicial reorganization in several different ways. In the case of Oi Group, several measures to raise funds and restructure its activities that were in progress, such as the disposal of assets, corporate restructuring and the contracting of additional financing to guarantee the planned investments, were suspended or significantly delayed due to such pandemic in Brazil.

Also, as previously mentioned, the reduction in the liquidity of the financial market and of the appetite to risk for operations involving companies under judicial reorganization had a significant and negative impact on the entry of financial resources already set forth in Oi Group’s Strategic Plan, in addition to creating uncertainties and causing delays in the implementation of certain processes set forth in such plan.

The combination of these factors, therefore, in this difficult moment, hinders the process, the reestablishment and full reorganization of Oi Group, which, for reasons beyond their control and will, was not successful in reaching the level of revenue increase and fund-raising set forth in the projections that supported the Original Plan, which reinforced the need to present this Amendment to the Original Plan, as a way of restructuring the obligations and maximizing the revenues from the disposal of assets.

Also in this context, the National Council of Justice (“CNJ”), recognizing the seriousness of the pandemic and its harmful effects on the companies under judicial reorganization, issued a recommendation to the bodies of the Executive Power to the effect that they authorize the “presentation by the obligor, which is already in the process of compliance with the plan approved by the creditors, of an amending judicial reorganization plan to be resubmitted to the Creditors’ General Meeting, within a reasonable time, when the obligor’s capacity to fulfill its obligations is diminished by the crisis resulting from Covid-19 pandemic”. The National Council of Justice (“CNJ”) itself acknowledged that the consequences of the pandemic had relevant impacts on the fulfillment of the judicial reorganization plans already approved, as well as that the submission of amendments to such plans must be admitted, in order to adapt them to the to the new social, economic and financial reality in Brazil and worldwide. Such CNJ’s positioning reinforces the need, already stated by Debtors in December 2019 and authorized by the Judicial Reorganization Court in January 2020, for them to implement new measures to restructure their obligations and submit this Amendment to the appreciation of its creditors and the Judicial Reorganization Court.

Thus, on [●] [●], 2020, a request for Amendment to the Judicial Reorganization Plan of Oi Group (“Amendment to the Plan”) was submitted and ratified on [●] (“Original Plan” and “Amendment to the Plan”, together referred to as “Judicial Reorganization Plan”), and, as a consequence of such approval and ratification, it is necessary to approve it again by means of a general meeting of debenture holders and, therefore, the Trustee, the Issuer and the Intervening Consenting Party Solidary Debtors are authorized by the Creditors, particularly the Debenture Holders, and hereby enter into this First Amendment to the Private Indenture Instrument of the 12th Public Issue of Simple Debentures, Not Convertible In Shares, of the Unsecured Type, in a Single Series, of Oi S.A. - Under Judicial Reorganization (“First Amendment” and, together with the Issue, the “Indenture”), under the following clauses and conditions:

1.	AUTHORIZATION

This First Amendment is entered into based on the resolutions of the [●] of Issuer and [●] of the Intervening Consenting Party Solidary Debtors.

2.	AMENDMENT

2.1.	The Indenture is hereby amended in order to alter clause 5.2 on “Mandatory Early Redemption”, which shall read as follows:

“5.2. Mandatory Early Redemption

5.2.1 Generation of Cash Sweep. Observing the provisions below, during the first five (5) fiscal years as of the Judicial Ratification of the Plan, the Issuer (i) shall allocate, on the terms of Clause 5.4.1 below, the amount equivalent to 100% of the Net Revenue from the Sale of Assets that exceeds two hundred million United States Dollars (USD 200,000,000.00) to investments in its activities; and (ii) shall allocate, under the terms below and pursuant to the Amendment to the Plan, 100% of the amount of the Net Revenue from the Liquidity Events that exceeds the amount of six billion and five hundred million reais (BRL 6,500,000,000.00) (“Purchase Obligation Exercise Amount”) to accelerate the payment of the total balance of the Debentures, pro rata to the amount of the Unsecured Credits held by the Purchase Obligation Creditors (“Purchase Obligation”), limited, in any case, to the total balance of the Unsecured Credits held by the respective Purchase Obligation Creditors adjusted, including pro rata interest calculated by such date of payment (“Total Balance of Unsecured Credits”). From the sixth (6th) fiscal year after the date of Judicial Ratification of the Plan, the Oi Group will allocate to its Unsecured Creditors and Secured Creditors the amount equivalent to seventy percent (70%) of the Cash Balance exceeding the Minimum Cash Balance.

5.2.1.1. Distribution of Cash Sweep funds. The distribution of the amounts related to the Cash Sweep described in this clause and in the Amendment to the Plan will occur on a pro rata basis to the payments set forth in the Amendment to the Plan, as applicable, with the consequent proportional reduction of the balance of the respective credits and limited to the credit amount of each Secured Creditor and Unsecured Creditor as included in the Creditors’ List of the Bankruptcy Trustee. The remaining balance of the Secured Credits and Unsecured Credits, after the payment arising from the Cash Sweep, will be recalculated and adjusted under the terms of this Plan and its payment shall comply with the provisions set forth in the Amendment to the Plan, as the case may be.

5.2.1.2. Purchase Obligation Exercise Method. Issuer may exercise the Purchase Obligation described above in up to three (3) rounds (each round, a “Purchase Obligation Exercise Round”), as described in items (i) to (iii) below.

(i)                1st Purchase Obligation Exercise Round: By the last Business Day of the year in which the Liquidity Event Purchase Obligation First Round occurs, Issuer shall carry out the 1st Purchase Obligation Exercise Round and, subject to the provisions below, it shall use the existing Purchase Obligation Exercise Amount as a result of the Liquidity Event Purchase Obligation First Round to pay the Total Balance of Unsecured Credits held by Creditors of each Purchase Obligation Creditor with a discount of fifty-five percent (55%) on the respective Total Balance of Unsecured Credits. The Purchase Obligation Exercise Amount existing as a result of the Liquidity Event Purchase Obligation First Round shall be paid proportionally among the Purchase Obligation Creditors (“Pro Rata Amount of the Exercise of the First Round Purchase Obligation”), with the total final amount resulting from this transaction being defined as a “1st Round Balance of Unsecured Credits”. The 1st Round Balance of Unsecured Credits of each Purchase Obligation Creditor shall be calculated as follows:

1st Round Balance of Unsecured Credits = Total Balance of Unsecured Credits – (Pro Rata Amount of the Exercise of the First Round Purchase Obligation / 40%).

If the Purchase Obligation Exercise Amount available at the 1st Purchase Obligation Exercise Round is not sufficient to pay the total amount of the Total Balance of Unsecured Credits, pursuant to provisions above, the respective 1st Round Balance of Unsecured Credits of each Purchase Obligation Creditor shall be paid (i) in the manner set out in the Judicial Reorganization Plan originally applicable to the respective Unsecured Credits; or (ii) if the 2nd Purchase Obligation Exercise Round is carried out, in the manner set out for the 2nd Purchase Obligation Exercise Round.

(ii)              2nd Purchase Obligation Exercise Round: By the last Business Day of the year in which the Liquidity Event Purchase Obligation Second Round occurs (“2nd Round Date”), and provided that Issuer represents to Trustee that (i) Issuer is in compliance with its payment obligations set forth in the Judicial Reorganization Plan by the 2nd Round Date, (ii) Issuer can maintain a minimum cash of two billion reais (BRL 2,000,000,000.00) after the 2nd Round Date, and (iii) Issuer has invested at least six hundred million reais (BRL 600,000,000.00) in CAPEX in the year immediately prior to the year of the 2nd Round Date, Issuer shall carry out the 2nd Purchase Obligation Exercise Round and, subject to the provisions below, Issuer shall use the existing Purchase Obligation Exercise Amount as a result of the Liquidity Event Purchase Obligation Second Round to carry out the payment of the sum equivalent to the 1st Round Balance of Unsecured Credits held by each Purchase Obligation Creditor with a discount of fifty-five percent (55%) on the respective 1st Round Balance of Unsecured Credits. The Purchase Obligation Exercise Amount existing as a result of the Liquidity Event Purchase Obligation Second Round shall be paid proportionally among the Purchase Obligation Creditors (“Pro Rata Amount of the Exercise of the Second Round Purchase Obligation”), with the final amount resulting from this transaction being defined as a “2nd Round Balance of Unsecured Credits”. The 2nd Round Balance of Unsecured Credits of each Purchase Obligation Creditor shall be calculated as follows:

2nd Round Balance of Unsecured Credits = 1st Round Balance of Unsecured Credits – (Pro Rata Amount of the Exercise of the Second Round Purchase Obligation / 40%).

If the Purchase Obligation Exercise Amount available at the 2nd Purchase Obligation Exercise Round is not sufficient to pay the total amount of the 1st Round Balance of Unsecured Credits, pursuant to the provisions above, the respective 2nd Round Balance of Unsecured Credits of each Purchase Obligation Creditor shall be paid (i) in the manner set out in the Judicial Reorganization Plan originally applicable to the respective Unsecured Credits; or (ii) if the 3rd Purchase Obligation Exercise Round is carried out, in the manner set out for the 3rd Purchase Obligation Exercise Round.

(iii) 3rd Purchase Obligation Exercise Round: By the last Business Day of the year in which the Liquidity Event Purchase Obligation Third

Round occurs (“3rd Round Date”), and provided that Issuer represents to Trustee that (i) Issuer is in compliance with its payment obligations set forth in the Judicial Reorganization Plan by the 3rd Round Date, (ii) Issuer can maintain a minimum cash of two billion reais (BRL 2,000,000,000.00) after the 3rd Round Date, and (iii) Issuer has invested at least six hundred million reais (BRL 600,000,000.00) in CAPEX in the year immediately prior to the year of the 3rd Round Date, Issuer shall carry out the 3rd Purchase Obligation Exercise Round and, subject to the provisions below, Issuer shall use the existing Purchase Obligation Exercise Amount as a result of the Liquidity Event Purchase Obligation Third Round to carry out the payment of the sum equivalent to the 2nd Round Balance of Unsecured Credits with a discount of fifty-five percent (55%) on the respective 2nd Round Balance of Unsecured Credits. If the existing Purchase Obligation Exercise Amount as a result of the Liquidity Event Purchase Obligation Third Round is not sufficient to pay the entirety of the outstanding balances of the 2nd Round Pending Credits, the payment of the respective Unsecured Credits to be carried out in the 3rd Liquidity Events Purchase Obligation Exercise Round shall occur pro rata and the balance that may be outstanding of the Unsecured Credits held by the respective Purchase Obligation Creditors that are not paid in this 3rd Liquidity Events Purchase Obligation Exercise Round shall be paid pursuant to the Plan originally applicable to the respective Unsecured Credits “shall be paid pro-rata among the Purchase Obligation Creditors (“Pro Rata Amount of the Exercise of the Third Round Purchase Obligation”), with the final amount resulting from this transaction being defined as a “3rd Round Balance of Unsecured Credits.” The 3rd Round Balance of Unsecured Credits of each Purchase Obligation Creditor shall be calculated as follows:

3rd Round Balance of Unsecured Credits = 2nd Round Balance Unsecured Credits – (Pro Rata Amount of the Exercise of the Third Round Purchase Obligation / 40%).

If the Purchase Obligation Exercise Amount available at the 3rd Purchase Obligation Round is not sufficient to pay the total amount of the 2nd Round Balance of Unsecured Credits, pursuant to the provisions above, the respective 3rd Round Balance of Unsecured Credits of each Purchase Obligation Creditor shall be paid in the manner set out in the Plan originally applicable to the respective Unsecured Credits.

5.2.1.3. In consideration for the offer of bank surety, the respective Unsecured Creditor shall be entitled to a decrease of the discount to be applied in each Purchase Obligation Exercise Round down to fifty percent (50%).”

2.2.	Inclusion of new clause 5.3 on Reverse Auction of Debentures, included in the definition of Unsecured Credits of the Judicial Reorganization Plan, which Issuer may carry out upon publishing a notice to be disclosed on the electronic address www.recjud.com.br, as defined in clause 4.7 of the Plan:

“5.3. Reverse auction for prepayment of Unsecured Credits, including Debentures. Without prejudice to the other terms and conditions set forth in the Judicial Reorganization Plan, Issuer and the other Debtors are allowed, at any time after the Judicial Ratification of the Amendment to the Plan and for five (5) years as of such ratification, at their sole discretion, regardless of prior authorization from the Judicial Reorganization Court or the Creditors, to promote one or more rounds of prepayment for some Unsecured Creditors, including Debenture Holders, that offer their novated Credits under the terms of the Judicial Reorganization Plan with the lowest amount in each round carried out (each round referred to as a “Reverse Auction”).

5.3.1. Reverse Auction Conditions. The specific conditions to take part in each Reverse Auction, the rules, the maximum VPL percentage to be taken into account, which must not be, in any Reverse Auction, lower than one hundred percent (100%) of the VPL of the respective Unsecured Credits, and the maximum amount of the respective Unsecured Credits to be paid by the Debtors, including potential restrictions, shall be detailed in the respective public notice to be published prior to the respective Reverse Auction by the Issuer and the Debtors at www.recjud.com.br, as well as at the Trustee’s electronic address, and subsequently sent to the interested Debenture Holders that register in advance, as stated below.

5.3.2. Communication on Participation in Reverse Auction. Debenture Holders interested in participating in any Reverse Auction may, at any time within the term established by Issuer and by Debtors, register at www.credor.oi.com.br to receive a notice from Issuer and from Debtors about the respective Reverse Auction.

5.3.3. Reverse Auction Public Notice. The registration through the website indicated above will confirm the interest of the Debenture Holder in participating in a possible Reverse Auction and, in addition to the disclosure at the electronic address www.recjud.com.br and at the electronic address of Trustee, the Debenture Holder will receive at the registered e-mail address the public notice that will communicate, among other necessary information, the date, the form (electronic, in person or through registered mail) and the conditions for participation in the bidding procedures. Unless otherwise indicated by Issuer and by Debtors, there will be no other form of communication with the Debenture Holder interested in participating in any Reverse Auction other than through the e-mail registered on the website mentioned above.

5.3.4. Reverse Auction Winner(s). In each Reverse Auction round held by the Issuer and by Debtors, the winner(s) shall be considered to be the Unsecured Creditor(s), including the Debenture Holders, that submit the lowest amount they are willing to receive for their Unsecured Credits, subject to the requirements and conditions set out by Debtors in the public notice for the respective Reverse Auction, and so on, until the total use of the funds allocated by Debtors to a certain Reverse Auction. To define the lowest amount of the Unsecured Credits submitted, the lowest percentage in relation to the present net value (VPL) of the future payment flows of the respective Unsecured Credits, as set out in the Plan, shall be taken into account. The present net value (VPL) shall be calculated on the terms to be established in the public notice of the respective Reverse Auction. If more than one Unsecured Creditor is considered the winner of a certain Reverse Auction, and the funds allocated by Issuer and by Debtors to the Reverse Auction are not sufficient to fully pay (considering the sums offered in the respective Reverse Auction) the winning Unsecured Creditors, the payment shall be made as a priority and entirely to the Unsecured Creditors that offered the lowest sums to be received for their Unsecured Credits and the other Unsecured Creditors included in the Reverse Auction shall be paid proportionately and limited to the updated remaining balance of the respective Unsecured Credits, including pro rata interest calculated until the date when the respective Reverse Auction is held. After the payment to Unsecured Creditors within the scope of the Reverse Auction, any remaining balance of the principal amount of the respective Unsecured Credits and respective charges shall continue to be paid on the terms of the option chosen by the respective Unsecured Creditors for the payment of their Unsecured Credits.

5.3.5. Payment Method. Issuer and Debtors may opt, at their exclusive discretion, to carry out the payment of the Unsecured Credits held by the winner(s) of a certain Reverse Auction, in shares issued by Debtors’ subsidiaries, in new credit instruments issued by Debtors or in cash, provided that, in the latter case, the respective payments in cash do not prevent or hinder the fulfillment of the Purchase Obligation set forth in the Amendment to the Plan. Additionally, (i) if Debtors chose to make the respective payments in cash, and exclusively for the purposes of payment within the scope of a certain Reverse Auction, Debtors must (a) hold, on the date when a certain Reverse Auction is held, a consolidated cash balance of at least three billion reais (BRL 3,000,000,000.00), and (b) have at least one hundred million reais (BRL 100,000,000.00) for prepayment to Unsecured Creditors in the respective Reverse Auction (“Minimum Amount Available”) as will be declared by Issuer to Trustee; and (ii) if the Debtors choose to make the respective payment in shares issued by their subsidiaries, the offer to pay must be accompanied by an assessment report prepared by independent third-party appraisers, certifying the amount assigned to the respective shares within the scope of a certain Reverse Auction; and (iii) if Debtors choose to make the respective payments in credit instruments issued by Debtors, said credit instruments must have, at least, the characteristics described in the Amendment to the Plan.

5.3.6. Notwithstanding the optional nature of the holding of a certain Reverse Auction by Issuer and by Debtors, provided that Debtors (a) hold, on the date when the respective Reverse Auction is held, a consolidated cash balance of at least three billion reais (BRL 3,000,000,000.00), and (b) have a Minimum Amount Available, Debtors (i) shall use their best efforts to promote a round of Reverse Auction after the completion of the Purchase Obligation Exercise Rounds on the terms and conditions set out in the Amendment to the Plan and by December 31, 2024, and (ii) after December 31, 2024, they shall promote a round of Reverse Auction; in both cases on the terms above and regardless of prior authorization from the Judicial Reorganization Court or from Creditors. If a round of Reverse Auction is held, as set forth above, Debtors shall allocate one hundred percent (100%) of the amount exceeding the minimum consolidated cash of three billion reais (BRL 3,000,000,000.00), subject to the Minimum Amount Available, for prepayment to Unsecured Creditors winners of a certain round of Reverse Auction, and such condition must be declared by Issuer to Trustee.

2.3.	Additionally, clause 6.1 of the Indenture is also amended, specifically with regard to item (k), which was subdivided into the disposal of assets and provision of guarantees, with the inclusion of a new item (l) and the consequent renumbering of the others items; amendment to item (o), current (p), to address corporate restructuring; and inclusion of a new item (s) to address the possibility of prepayment of debts included in the Amendment to the Plan. In addition, a new clause 6.1.1 is also included to address the possibility for Issuer and Oi Group to carry out all operations permitted in the Judicial Reorganization Plan, without these operations being considered hypotheses of early maturity. Consequently, the amended items in clause 6.1, as well as the new clause 6.1.1, shall read as follows:

“6.1. Early Maturity. Subject to the provisions in Clause 6.2 to 6.6 of this Indenture, and in compliance with the provisions in Clause 6.1.1, Trustee may declare the early maturity of all obligations contained in this Indenture and demand the immediate payment, by Issuer, of the balance of the Unit Par Value of the Debentures plus Compensation, calculated pro rata temporis from the Issue Date, or from the last Compensation payment date, whichever occurs last, until the date of its actual payment, and any other amounts eventually due by Issuer to Debenture Holders under the terms of this Indenture, in the event of any of the following hypotheses (“Early Maturity Event”):

(....)

(k) Disposal of any of Issuer’s assets or rights to any third parties, except (a) if carried out in accordance with the Judicial Reorganization Plan; (b) for the constitution, organization and disposal, in whole or in part, of one or more UPIs (Isolated Productive Units) that may be constituted by the Oi Group and included in the Amendment to the Plan, pursuant to art. 60 of the LFR and art. 133, paragraph one, item II, of Law No. 5,172/1966, in particular UPI InfraCo and SPE InfraCo; (c) if carried out under usual market conditions (arms length), (d) in the normal course of Issuer's business; or (e) disposal of properties that are part of the permanent (non-current) assets of Debtors that are listed in the Exhibit to the Judicial Reorganization Plan, as well as other real or personal properties that are part of its permanent assets, whether in the form of UPIs or not, regardless of a new approval by Pre-Petition Creditors, pursuant to arts. 60, 66, 140, 141 and 142 of LFR, provided that any regulatory requirements, authorizations or limitations are fulfilled, notably with respect to ANATEL and CADE, as well as those set forth in Oi’s or other Debtors’ Bylaws, as applicable;

(l) Provision of guarantee or constitution of any kind of lien or encumbrance on any of Issuer's assets or rights to any third parties, except (a) if carried out in accordance with the Judicial Reorganization Plan; (b) if they are provided for eventual fundraising to finance the activities of Oi Group companies in the short term in order to meet any needs of cash and maintenance and expansion of investments in fiber optics in line with Oi Group Strategic Plan, (c) for the provision of guarantees in judicial or administrative proceedings, (d) if in favor parent companies, controlled companies, affiliates or companies under the common control with Issuer, (e) in the ordinary course of Issuer’s business; and provided that such provision of guarantee or the constitution of liens or encumbrances on Issuer's assets or rights does not compromise the fulfillment of Issuer’s obligations towards Debenture Holders;

(....)

(p) occurrence of any type of corporate reorganization involving Issuer or any of its Relevant Controlled Companies, except if they do not cause a material adverse effect on any companies that are part of the Oi Group, in order to even admit new shareholders and/or investors and optimize their operations and obtain a more efficient structure, maintain their activities, increase their results and implement their strategic plan, as well as enable the constitution and organization of UPIs for later disposal by Issuer and by Debtors, thus contributing for the fulfillment of the obligations included in this Amendment to the Plan, or any other corporate reorganization that may be determined in due course by Issuer and by Debtors, pursuant to art. 50 LFR, provided they are approved by the applicable corporate bodies of the respective Debtors, after obtaining the governmental authorizations, if applicable;

6.1.1. Any operation or series of operations, including corporate reorganizations, disposal of assets, provision of guarantees or any other operations that are carried out in accordance with the Judicial Reorganization Plan, will not be considered as early maturity hypotheses.

2.4.	Include the new clause 12.6 and renumber the following clauses, so as to determine that the provisions in the Amendment to the Plan will prevail in case of conflict with the provisions of the Issue. Thus, clause 12.6 shall read as follows:

“12.6. Conflict. If there is any conflict between the wording, construction or meaning of any exhibits to the Amendment to the Plan, including this First Amendment and the Amendment to Plan, as well as between the Amendment to the Plan and the Original Plan, the wording, construction or meaning set forth in the Amendment to the Plan will prevail over any other document, and the provisions of the Original Plan not expressly modified or conflicting with the Amendment to the Plan will remain in effect.”

2.5.	Amend the old clause 12.8, current 12.9 about “Definitions” in order to include the definitions for “Excess Shares”, “Post-Petition Oi Móvel Debentures”, “Liquidity Event Purchase Obligation First Round”, “Liquidity Event Purchase Obligation Second Round”, “Liquidity Event Purchase Obligation Third Round”, “Liquidity Events”, “Net Revenue from the Liquidity Events” and amendment to the definition “Net Revenue from the Sale of Assets”. These definitions contained in clause 12.9 shall read as follows:

“12.9 Definitions. The terms defined in this Indenture, which are not expressly defined in the Clauses contained in this Indenture and in the Judicial Reorganization Plan, will have the meanings below:

“Excess Shares” has the meaning ascribed thereto in Clause 5.3.9.4.3 of the Amendment to the Plan.

“Post-Petition Oi Móvel Debentures” means the debentures of the first (1st) issuance of simple debentures, not convertible into shares, with collateral, with additional personal guarantee by Oi and by Telemar, in a single series, for private placement, of Oi Móvel.

“Liquidity Event Purchase Obligation First Round” means the actual financial liquidation of the disposal of UPI Movable Assets and the actual financial liquidation of the first installment of the partial acquisition price of UPI InfraCo paid by the respective acquirer.

“Liquidity Event Purchase Obligation Second Round” means the conclusion of the Liquidity Event Purchase Obligation First Round and the actual financial liquidation of the second installment of the partial acquisition price of UPI InfraCo paid by the respective acquirer.

“Liquidity Event Purchase Obligation Third Round” means the completion of the Liquidity Event Purchase Obligation First Round, of the Liquidity Event Purchase Obligation Second Round and the actual financial settlement, as applicable, (i) of the third installment of the partial acquisition price of UPI InfraCo paid by the respective acquirer, or (ii) the price paid to the Debtors for acquisition of the Excess Shares disposed of by the Debtors during the exercise of the Excess Shares Put Right.

“Liquidity Events” mean, jointly, the Liquidity Event Purchase Obligation First Round, the Liquidity Event Purchase Obligation Second Round and the Liquidity Event Purchase Obligation Third Round.”

“Net Revenue from the Sale of Assets” means the funds from the disposal of any assets that actually enter the respective Debtors’ cash, save for funds arising from the disposal of UPI Movable Assets and the partial disposal of UPI InfraCo, net (i) of the amount intended for the payment of the mandatory early redemption or the mandatory early extraordinary repayment, as the case may be, of the Post-Petition Oi Móvel Debentures, as set forth in the respective issue deed, as amended from time to time, (ii) of the direct costs related to the respective transaction (including costs with legal, accounting and financial advisers and sales commission), (iii) of any reallocation of expenses incurred, and (iv) of taxes and fees paid or to be paid as a result of the respective disposal of assets.

“Net Revenue from the Liquidity Events” means the sum of the Net Revenue from the Disposal of UPI Movable Assets and the funds from the partial disposal of UPI InfraCo that effectively enter the cash of the respective Debtors, in the case of the latter, net of (i) amount intended to the payment of the mandatory early redemption or the mandatory extraordinary early amortization, as the case may be, of the Post-Petition Oi Móvel Debentures, as provided for in the respective issue Indenture, as amended from time to time, (ii) the direct costs related to the respective transaction (including legal, accounting and financial advisory and commission and sales costs), (iii) any reallocation of expenses incurred, (iv) taxes and fees paid or payable as a result of the Liquidity Event, and, after full payment of the aforementioned Post-Petition Oi Móvel Debentures, (v) the amount allocated for payment of the InfraCo Debt.”

3.	FINAL PROVISIONS

3.1.	This First Amendment is executed on an irrevocable and irreversible basis and binds the Parties and Consenting Intervening Party Solidary Debtors by themselves and their successors.

3.2.	Any changes to this First Amendment will only be considered valid if agreed upon in writing, in an instrument signed by all parties.

3.3.	This First Amendment shall be governed by and interpreted according to the laws of the Federative Republic of Brazil.

3.4.	The terms used in this First Amendment that are not defined herein will have the same meaning as was ascribed thereto in the Indenture.

3.5.	The invalidity or nullity, in whole or in part, of any of the clauses in this First Amendment will not affect the others, which will remain valid and effective until the fulfillment, by the Parties, of all their obligations set forth herein. In the event of the declaration of invalidity or nullity of any clause in this First Amendment, the Parties undertake to negotiate, in the shortest possible time, to replace the clause declared invalid or null, the inclusion, in this First Amendment, of valid terms and conditions that reflect the terms and conditions of the invalid or null clause, observing the intention and objective of the Parties when negotiating the invalid or null clause and the context in which it is inserted.

3.6.	Issuer hereby undertakes to effect, at its expense, the registration of this First Amendment in the manner and within the period provided for in the Indenture.

3.7.	For the purposes of this First Amendment, the Parties may, at their sole discretion, request the specific performance of the obligations assumed herein, under the terms of articles 497, et seq., 538, 806, et seq., of the Brazilian Code of Civil Procedure, without prejudice to the right to declare the early maturity of the obligations arising from the Debentures, under the terms provided for in the Indenture.

3.8.	The parties choose the jurisdiction of the Judicial District of the City of Rio de Janeiro, State of Rio de Janeiro, to settle any issues arising out of this First Amendment.

IN WITNESS WHEREOF, the Parties and the Intervening Consenting Party Debtors sign this First Amendment in three (3) counterparts of equal content and form, in the presence of two (2) witnesses.

Rio de Janeiro, [●] [●], 2020

OI S.A. – UNDER JUDICIAL REORGANIZATION

GDC PARTNERS SERVIÇOS FIDUCIÁRIOS DTVM LTDA

TELEMAR NORTE LESTE S.A. – UNDER JUDICIAL REORGANIZATION

OI MÓVEL S.A. – UNDER JUDICIAL REORGANIZATION

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V. - UNDER JUDICIAL REORGANIZATION

OI BRASIL HOLDINGS COÖPERATIEF U.A. - UNDER JUDICIAL REORGANIZATION

Witnesses

__________________________________	_________________________________
Name:	Name:
Tax ID (CPF):	Tax ID (CPF):
ID (RG):	ID (RG):

Exhibit III to the Amendment to the Original PRJ of Oi Group

First amendment to the private indenture instrument of the 6th public issue of simple debentures, not convertible in shares, of the unsecured type, in a single series, of telemar norte leste s.a. - under judicial reorganization.

Between

TELEMAR NORTE LESTE S.A. – UNDER JUDICIAL REORGANIZATION

as Issuer

and

GDC PARTNERS SERVIÇOS FIDUCIÁRIOS DTVM LTDA.,

as Trustee

Rio de Janeiro, [●] [●], 2020.

By this private instrument,

TELEMAR NORTE LESTE S.A. – Under Judicial Reorganization, a closely-held corporation, registered with the National Register of Legal Entities of the Ministry of Economy (CNPJ/ME) under No. 33.000.118/0001-79, with its registered office and principal place of business at Rua do Lavradio nº 71, Centro, Rio de Janeiro - RJ, ZIP CODE 20230-070 (“TELEMAR” or “Issuer”);

GDC PARTNERS SERVIÇOS FIDUCIÁRIOS DTVM LTDA., a financial institution with its registered office in the City of Rio de Janeiro, State of Rio de Janeiro, at Avenida Ayrton Senna, n° 3.000, parte 3, bloco Itanhangá, sala 3.105, Barra da Tijuca, ZIP CODE 22775-003, registered with the CNPJ/ME under No. 10.749.264/0001-04, herein represented pursuant to its Articles of Organization, hereinafter simply referred to as “Trustee”; and

As Intervening Consenting Party Solidary Debtors: OI S.A. - UNDER JUDICIAL REORGANIZATION (“OI”), a publicly-held company, registered with the CNPJ/ME under No. 76.535.764/0001-43, with its registered office and principal place of business at Rua do Lavradio nº 71, Centro, Rio de Janeiro - RJ, ZIP CODE 20230-070; OI MÓVEL S.A. – UNDER JUDICIAL REORGANIZATION (“OI MÓVEL”), a closely-held company, registered with the CNPJ/ME under No. 05.423.963/0001-11, with its registered office and principal place of business in Setor Comercial Norte, Quadra 3, Bloco A, Edifício Estação Telefônica, térreo (parte 2), Brasília - DF, [sic.] in Setor Comercial Norte, Quadra 3, Bloco A, Edifício Estação Telefônica, térreo (parte 2), ZIP CODE 70.713-900; PORTUGAL TELECOM INTERNATIONAL FINANCE B.V. – UNDER JUDICIAL REORGANIZATION (“PTIF”), a private limited company organized according to the Laws of the Netherlands, with its registered office in Amsterdam, at Delflandlaan 1 (Queens Tower), Office 705, 1062 EA, and principal place of business in this City of Rio de Janeiro; and OI BRASIL HOLDINGS COÖPERATIEF U.A. – UNDER JUDICIAL REORGANIZATION (“OI COOP”), a private limited company organized according to the Laws of the Netherlands, registered with the CNPJ/ME under No. 16.770.090/0001-30, with its registered office in Amsterdam, Delflandlaan 1 (Queens Tower), Office 705, 1062 EA, and principal place of business in this City of Rio de Janeiro (OI, TELEMAR, OI MÓVEL, PTIF and OI COOP jointly hereinafter referred to as “OI GROUP” or “DEBTORS), together with the companies COPART 4 PARTICIPAÇÕES S.A. – Under Judicial Reorganization (“COPART 4”) and COPART 5 PARTICIPAÇÕES S.A. – Under Judicial Reorganization (“COPART 5”), which were subsequently merged with and into TELEMAR and OI, respectively, on June 20, 2016, filed for Judicial Reorganization (“Judicial Reorganization”) before the 7th Commercial Court of the Judicial District of the Capital City-RJ (“Judicial Reorganization Court”);

WHEREAS:

TELEMAR, OI, OI MÓVEL, PTIF, OI COOP, COPART 4 and COPART 5 (jointly referred to as “Debtors” and “Oi Group”), filed and received the ratification, in court, of a judicial reorganization plan in progress before the 7th Business Court of the Judicial District of the Capital City of Rio de Janeiro, under No. 0203711-65.2016.8.19.001 (“Original Plan”), which described the different conditions and measures to be adopted in order to reverse the temporary crisis of Oi Group, having demonstrated its economic, financial and operational viability, as well as the profitability of its activities.

Issuer, Trustee and the Intervening Consenting Party Solidary Debtors entered into the Private Indenture Instrument of the 6th Public Issue of Simple Debentures, Not Convertible in Shares, of the Unsecured Type, in a Single Series, of Telemar Norte Leste S.A. - under Judicial Reorganization on July 13, 2018 (“Issue”)

Despite the fulfillment, up to the date hereof, of the obligations set forth in the Original Plan and the evident improvement in Oi Group’s operational indicators, which demonstrate the economic, financial and operational feasibility of Debtors, several measures set forth in the Original Plan have not yet been fully implemented.

Notwithstanding the good progress of the implementation of the measures set out in the Original Plan, the Oi Group understood it was necessary to improve the Original Plan given a new legal, regulatory and market context.

In this regard, and as a way of giving greater financial flexibility and allowing Oi Group to continue developing its strategic plan, as widely disclosed to the market (“Strategic Plan”), and reach the homes that demand the new fiber-optic technology, it is necessary that Oi Group resort to the financial market and seek strategic partners that may help develop its business strategy.

In the structure to be created by Debtors to implement the provisions above, company SPE InfraCo will be used, which, despite being a controlled company of Debtors, is not a Debtor. Such company has already received contribution from fiber assets and agreements associated therewith from other companies belonging to Oi Group and, in addition, will sign any and all agreements with

Debtors that are required to guarantee the necessary connection network for the provision of data transport services to its clients, provided that these clients will remain in Debtors OI MÓVEL, TELEMAR and OI.

Under the model described above, SPE InfraCo, seeking, most of all, to raise the necessary funds to maintain and expand the investments in fiber optics to expand its activities and serve the highest number of clients spread out in the country, including other telecommunication carriers, shall seek the necessary funds to finance its investments in the market.

An additional aspect that demands the amendment of the Original Plan is the insurgency of the National Telecommunications Agency – ANATEL, the largest individual pre-petition creditor of Oi Group, regarding the submission of its credits, resulting from administrative fines, to the effects of the Judicial Reorganization.

At the time of the preparation and approval of the Original Plan, the expectations were high, given the information provided by the Government regarding the adoption and implementation of measures by the Executive and Legislative Branches to adapt the Brazilian telecommunications regulatory framework to the technological reality of the sector. However, the initiatives expected and necessary for the Brazilian telecommunications sector have only actually evolved more recently, much later than was expected by the market and many of them still await regulation to be implemented.

In this context, the Debtors were and continue to be excessively burdened by the heavy regulatory obligations related to the provision of public telephone services and by the rigorousness of ANATEL in the exercise of its inspection duties due to facts related to technically anachronistic procedures.

It is worth remembering that, in the current conjuncture, the global pandemic has also affected companies under judicial reorganization in several different ways. In the case of Oi Group, several measures to raise funds and restructure its activities that were in progress, such as the disposal of assets, corporate restructuring and the contracting of additional financing to guarantee the planned investments, were suspended or significantly delayed due to such pandemic in Brazil.

Also, as previously mentioned, the reduction in the liquidity of the financial market and of the appetite to risk for operations involving companies under judicial reorganization had a significant and negative impact on the entry of financial resources already set forth in Oi Group’s Strategic Plan, in addition to creating uncertainties and causing delays in the implementation of certain processes set forth in such plan.

The combination of these factors, therefore, in this difficult moment, hinders the process, the reestablishment and full reorganization of Oi Group, which, for reasons beyond their control and will, was not successful in reaching the level of revenue increase and fund-raising set forth in the projections that supported the Original Plan, which reinforced the need to present this Amendment to the Original Plan, as a way of restructuring the obligations and maximizing the revenues from the disposal of assets.

Also in this context, the National Council of Justice (“CNJ”), recognizing the seriousness of the pandemic and its harmful effects on the companies under judicial reorganization, issued a recommendation to the bodies of the Executive Power to the effect that they authorize the “presentation by the obligor, which is already in the process of compliance with the plan approved by the creditors, of an amending judicial reorganization plan to be resubmitted to the Creditors’ General Meeting, within a reasonable time, when the obligor’s capacity to fulfill its obligations is diminished by the crisis resulting from Covid-19 pandemic”. The National Council of Justice (“CNJ”) itself acknowledged that the consequences of the pandemic had relevant impacts on the fulfillment of the judicial reorganization plans already approved, as well as that the submission of amendments to such plans must be admitted, in order to adapt them to the to the new social, economic and financial reality in Brazil and worldwide. Such CNJ’s positioning reinforces the need, already stated by Debtors in December 2019 and authorized by the Judicial Reorganization Court in January 2020, for them to implement new measures to restructure their obligations and submit this Amendment to the appreciation of its creditors and the Judicial Reorganization Court.

Thus, on [●] [●], 2020, a request for Amendment to the Judicial Reorganization Plan of Oi Group (“Amendment to the Plan”) was submitted and ratified on [●] (“Original Plan” and “Amendment to the Plan”, together referred to as “Judicial Reorganization Plan”), and, as a consequence of such approval and ratification, it is necessary to approve it again by means of a general meeting of debenture holders and, therefore, the Trustee, the Issuer and the Intervening Consenting Party Solidary Debtors are authorized by the Creditors, particularly the Debenture Holders, and hereby enter into this First Amendment to the Private Indenture Instrument of the 6th Public Issue of Simple Debentures, Not Convertible In Shares, of the Unsecured Type, in a Single Series, of Telemar Norte Leste S.A. - Under Judicial Reorganization (“First Amendment” and, together with the Issue, the “Indenture”), under the following clauses and conditions:

1.	AUTHORIZATION

This First Amendment is entered into based on the resolutions of the [•] of Issuer and [•] of the Intervening Consenting Party Solidary Debtors.

2.	AMENDMENT

2.1.	The Indenture is hereby amended in order to alter clause 5.2 on “Mandatory Early Redemption”, which shall read as follows:

“5.2. Mandatory Early Redemption

5.2.1 Generation of Cash Sweep. Observing the provisions below, during the first five (5) fiscal years as of the Judicial Ratification of the Plan, the Issuer (i) shall allocate, on the terms of Clause 5.4.1 below, the amount equivalent to 100% of the Net Revenue from the Sale of Assets that exceeds two hundred million United States Dollars (USD 200,000,000.00) to investments in its activities; and (ii) shall allocate, under the terms below and pursuant to the Amendment to the Plan, 100% of the amount of the Net Revenue from the Liquidity Events that exceeds the amount of six billion and five hundred million reais (BRL 6,500,000,000.00) (“Purchase Obligation Exercise Amount”) to accelerate the payment of the total balance of the Debentures, pro rata to the amount of the Unsecured Credits held by the Purchase Obligation Creditors (“Purchase Obligation”), limited, in any case, to the total balance of the Unsecured Credits held by the respective Purchase Obligation Creditors adjusted, including pro rata interest calculated by such date of payment (“Total Balance of Unsecured Credits”). From the sixth (6th) fiscal year after the date of Judicial Ratification of the Plan, the Oi Group will allocate to its Unsecured Creditors and Secured Creditors the amount equivalent to seventy percent (70%) of the Cash Balance exceeding the Minimum Cash Balance.

5.2.1.1. Distribution of Cash Sweep funds. The distribution of the amounts related to the Cash Sweep described in this clause and in the Amendment to the Plan will occur on a pro rata basis to the payments set forth in the Amendment to the Plan, as applicable, with the consequent proportional reduction of the balance of the respective credits and limited to the credit amount of each Secured Creditor and Unsecured Creditor as included in the Creditors’ List of the Bankruptcy Trustee. The remaining balance of the Secured Credits and Unsecured Credits, after the payment arising from the Cash Sweep, will be recalculated and adjusted under the terms of this Plan and its payment shall comply with the provisions set forth in the Amendment to the Plan, as the case may be.

5.2.1.2. Purchase Obligation Exercise Method. Issuer may exercise the Purchase Obligation described above in up to three (3) rounds (each round, a “Purchase Obligation Exercise Round”), as described in items (i) to (iii) below.

(i)                1st Purchase Obligation Exercise Round: By the last Business Day of the year in which the Liquidity Event Purchase Obligation First Round occurs, Issuer shall carry out the 1st Purchase Obligation Exercise Round and, subject to the provisions below, it shall use the existing Purchase Obligation Exercise Amount as a result of the Liquidity Event Purchase Obligation First Round to pay the Total Balance of Unsecured Credits held by Creditors of each Purchase Obligation Creditor with a discount of fifty-five percent (55%) on the respective Total Balance of Unsecured Credits. The Purchase Obligation Exercise Amount existing as a result of the Liquidity Event Purchase Obligation First Round shall be paid proportionally among the Purchase Obligation Creditors (“Pro Rata Amount of the Exercise of the First Round Purchase Obligation”), with the total final amount resulting from this transaction being defined as a “1st Round Balance of Unsecured Credits”. The 1st Round Balance of Unsecured Credits of each Purchase Obligation Creditor shall be calculated as follows:

1st Round Balance of Unsecured Credits = Total Balance of Unsecured Credits – (Pro Rata Amount of the Exercise of the First Round Purchase Obligation / 40%).

If the Purchase Obligation Exercise Amount available at the 1st Purchase Obligation Exercise Round is not sufficient to pay the total amount of the Total Balance of Unsecured Credits, pursuant to provisions above, the respective 1st Round Balance of Unsecured Credits of each Purchase Obligation Creditor shall be paid (i) in the manner set out in the Judicial Reorganization Plan originally applicable to the respective Unsecured Credits; or (ii) if the 2nd Purchase Obligation Exercise Round is carried out, in the manner set out for the 2nd Purchase Obligation Exercise Round.

(ii)              2nd Purchase Obligation Exercise Round: By the last Business Day of the year in which the Liquidity Event Purchase Obligation Second Round occurs (“2nd Round Date”), and provided that Issuer represents to Trustee that (i) Issuer is in compliance with its payment obligations set forth in the Judicial Reorganization Plan by the 2nd Round Date, (ii) Issuer can maintain a minimum cash of two billion reais (BRL 2,000,000,000.00) after the 2nd Round Date, and (iii) Issuer has invested at least six hundred million reais (BRL 600,000,000.00) in CAPEX in the year immediately prior to the year of the 2nd Round Date, Issuer shall carry out the 2nd Purchase Obligation Exercise Round and, subject to the provisions below, Issuer shall use the existing Purchase Obligation Exercise Amount as a result of the Liquidity Event Purchase Obligation Second Round to carry out the payment of the sum equivalent to the 1st Round Balance of Unsecured Credits held by each Purchase Obligation Creditor with a discount of fifty-five percent (55%) on the respective 1st Round Balance of Unsecured Credits. The Purchase Obligation Exercise Amount existing as a result of the Liquidity Event Purchase Obligation Second Round shall be paid proportionally among the Purchase Obligation Creditors (“Pro Rata Amount of the Exercise of the Second Round Purchase Obligation”), with the final amount resulting from this transaction being defined as a “2nd Round Balance of Unsecured Credits”. The 2nd Round Balance of Unsecured Credits of each Purchase Obligation Creditor shall be calculated as follows:

2nd Round Balance of Unsecured Credits = 1st Round Balance of Unsecured Credits – (Pro Rata Amount of the Exercise of the Second Round Purchase Obligation / 40%).

If the Purchase Obligation Exercise Amount available at the 2nd Purchase Obligation Exercise Round is not sufficient to pay the total amount of the 1st Round Balance of Unsecured Credits, pursuant to the provisions above, the respective 2nd Round Balance of Unsecured Credits of each Purchase Obligation Creditor shall be paid (i) in the manner set out in the Judicial Reorganization Plan originally applicable to the respective Unsecured Credits; or (ii) if the 3rd Purchase Obligation Exercise Round is carried out, in the manner set out for the 3rd Purchase Obligation Exercise Round.

(iii) 3rd Purchase Obligation Exercise Round: By the last Business Day of the year in which the Liquidity Event Purchase Obligation Third

Round occurs (“3rd Round Date”), and provided that Issuer represents to Trustee that (i) Issuer is in compliance with its payment obligations set forth in the Judicial Reorganization Plan by the 3rd Round Date, (ii) Issuer can maintain a minimum cash of two billion reais (BRL 2,000,000,000.00) after the 3rd Round Date, and (iii) Issuer has invested at least six hundred million reais (BRL 600,000,000.00) in CAPEX in the year immediately prior to the year of the 3rd Round Date, Issuer shall carry out the 3rd Purchase Obligation Exercise Round and, subject to the provisions below, Issuer shall use the existing Purchase Obligation Exercise Amount as a result of the Liquidity Event Purchase Obligation Third Round to carry out the payment of the sum equivalent to the 2nd Round Balance of Unsecured Credits with a discount of fifty-five percent (55%) on the respective 2nd Round Balance of Unsecured Credits. If the existing Purchase Obligation Exercise Amount as a result of the Liquidity Event Purchase Obligation Third Round is not sufficient to pay the entirety of the outstanding balances of the 2nd Round Pending Credits, the payment of the respective Unsecured Credits to be carried out in the 3rd Liquidity Events Purchase Obligation Exercise Round shall occur pro rata and the balance that may be outstanding of the Unsecured Credits held by the respective Purchase Obligation Creditors that are not paid in this 3rd Liquidity Events Purchase Obligation Exercise Round shall be paid pursuant to the Plan originally applicable to the respective Unsecured Credits “shall be paid pro-rata among the Purchase Obligation Creditors (“Pro Rata Amount of the Exercise of the Third Round Purchase Obligation”), with the final amount resulting from this transaction being defined as a “3rd Round Balance of Unsecured Credits.” The 3rd Round Balance of Unsecured Credits of each Purchase Obligation Creditor shall be calculated as follows:

3rd Round Balance of Unsecured Credits = 2nd Round Balance Unsecured Credits – (Pro Rata Amount of the Exercise of the Third Round Purchase Obligation / 40%).

If the Purchase Obligation Exercise Amount available at the 3rd Purchase Obligation Round is not sufficient to pay the total amount of the 2nd Round Balance of Unsecured Credits, pursuant to the provisions above, the respective 3rd Round Balance of Unsecured Credits of each Purchase Obligation Creditor shall be paid in the manner set out in the Plan originally applicable to the respective Unsecured Credits.

5.2.1.3. In consideration for the offer of bank surety, the respective Unsecured Creditor shall be entitled to a decrease of the discount to be applied in each Purchase Obligation Exercise Round down to fifty percent (50%).”

2.2.	Inclusion of new clause 5.3 on Reverse Auction of Debentures, included in the definition of Unsecured Credits of the Judicial Reorganization Plan, which Issuer may carry out upon publishing a notice to be disclosed on the electronic address www.recjud.com.br, as defined in clause 4.7 of the Plan:

“5.3. Reverse auction for prepayment of Unsecured Credits, including Debentures. Without prejudice to the other terms and conditions set forth in the Judicial Reorganization Plan, Issuer and the other Debtors are allowed, at any time after the Judicial Ratification of the Amendment to the Plan and for five (5) years as of such ratification, at their sole discretion, regardless of prior authorization from the Judicial Reorganization Court or the Creditors, to promote one or more rounds of prepayment for some Unsecured Creditors, including Debenture Holders, that offer their novated Credits under the terms of the Judicial Reorganization Plan with the lowest amount in each round carried out (each round referred to as a “Reverse Auction”).

5.3.1. Reverse Auction Conditions. The specific conditions to take part in each Reverse Auction, the rules, the maximum VPL percentage to be taken into account, which must not be, in any Reverse Auction, lower than one hundred percent (100%) of the VPL of the respective Unsecured Credits, and the maximum amount of the respective Unsecured Credits to be paid by the Debtors, including potential restrictions, shall be detailed in the respective public notice to be published prior to the respective Reverse Auction by the Issuer and the Debtors at www.recjud.com.br, as well as at the Trustee’s electronic address, and subsequently sent to the interested Debenture Holders that register in advance, as stated below.

5.3.2. Communication on Participation in Reverse Auction. Debenture Holders interested in participating in any Reverse Auction may, at any time within the term established by Issuer and by Debtors, register at www.credor.oi.com.br to receive a notice from Issuer and from Debtors about the respective Reverse Auction.

5.3.3. Reverse Auction Public Notice. The registration through the website indicated above will confirm the interest of the Debenture Holder in participating in a possible Reverse Auction and, in addition to the disclosure at the electronic address www.recjud.com.br and at the electronic address of Trustee, the Debenture Holder will receive at the registered e-mail address the public notice that will communicate, among other necessary information, the date, the form (electronic, in person or through registered mail) and the conditions for participation in the bidding procedures. Unless otherwise indicated by Issuer and by Debtors, there will be no other form of communication with the Debenture Holder interested in participating in any Reverse Auction other than through the e-mail registered on the website mentioned above.

5.3.4. Reverse Auction Winner(s). In each Reverse Auction held by the Issuer and by Debtors, the winner(s) shall be considered to be the Unsecured Creditor(s), including the Debenture Holders, that submit the lowest amount they are willing to receive for their Unsecured Credits, subject to the requirements and conditions set out by Debtors in the public notice for the respective Auction, and so on, until the total use of the funds allocated by Debtors to a certain Reverse Auction. To define the lowest amount of the Unsecured Credits submitted, the lowest percentage in relation to the present net value (VPL) of the future payment flows of the respective Unsecured Credits, as set out in the Plan, shall be taken into account. The present net value (VPL) shall be calculated on the terms to be established in the public notice for the respective Auction. If more than one Unsecured Creditor is considered the winner of a certain Reverse Auction, and the funds allocated by Issuer and by Debtors to the Reverse Auction are not sufficient to fully pay (considering the sums offered in the respective Reverse Auction) the winning Unsecured Creditors, the payment shall be made as a priority and entirely to the Unsecured Creditors that offered the lowest sums to be received for their Unsecured Credits and the other Unsecured Creditors included in the Reverse Auction shall be paid proportionately and limited to the updated remaining balance of the respective Unsecured Credits, including pro rata interest calculated until the date when the respective Reverse Auction is held. After the payment to Unsecured Creditors within the scope of the Reverse Auction, any remaining balance of the principal amount of the respective Unsecured Credits and respective charges shall continue to be paid on the terms of the option chosen by the respective Unsecured Creditors for the payment of their Unsecured Credits.

5.3.5. Payment Method. Issuer and Debtors may opt, at their exclusive discretion, to carry out the payment of the Unsecured Credits held by the winner(s) of a certain Reverse Auction, in shares issued by Debtors’ subsidiaries, in new credit instruments issued by Debtors or in cash, provided that, in the latter case, the respective payments in cash do not prevent or hinder the fulfillment of the Purchase Obligation set forth in the Amendment to the Plan. Additionally, (i) if Debtors chose to make the respective payments in cash, and exclusively for the purposes of payment within the scope of a certain Reverse Auction, Debtors must (a) hold, on the date when a certain Reverse Auction is held, a consolidated cash balance of at least three billion reais (BRL 3,000,000,000.00), and (b) have at least one hundred million reais (BRL 100,000,000.00) for prepayment to Unsecured Creditors in the respective Reverse Auction (“Minimum Amount Available”) as will be declared by Issuer to Trustee; and (ii) if the Debtors choose to make the respective payment in shares issued by their subsidiaries, the offer to pay must be accompanied by an assessment report prepared by independent third-party appraisers, certifying the amount assigned to the respective shares within the scope of a certain Reverse Auction; and (iii) if Debtors choose to make the respective payments in credit instruments issued by Debtors, said credit instruments must have, at least, the characteristics described in the Amendment to the Plan.

5.3.6. Notwithstanding the optional nature of the holding of a certain Reverse Auction by Issuer and by Debtors, provided that Debtors (a) hold, on the date when the respective Reverse Auction is held, a consolidated cash balance of at least three billion reais (BRL 3,000,000,000.00), and (b) have a Minimum Amount Available, Debtors (i) shall use their best efforts to promote a round of Reverse Auction after the completion of the Purchase Obligation Exercise Rounds on the terms and conditions set out in the Amendment to the Plan and by December 31, 2024, and (ii) after December 31, 2024, they shall promote a round of Reverse Auction; in both cases on the terms above and regardless of prior authorization from the Judicial Reorganization Court or from Creditors. If a round of Reverse Auction is held, as set forth above, Debtors shall allocate one hundred percent (100%) of the amount exceeding the minimum consolidated cash of three billion reais (BRL 3,000,000,000.00), subject to the Minimum Amount Available, for prepayment to Unsecured Creditors winners of a certain round of Reverse Auction, and such condition must be declared by Issuer to Trustee.

2.3.	Additionally, clause 6.1 of the Indenture is also amended, specifically with regard to item (k), which was subdivided into the disposal of assets and provision of guarantees, with the inclusion of a new item (l) and the consequent renumbering of the others items; amendment to item (o), current (p), to address corporate restructuring; and inclusion of a new item (s) to address the possibility of prepayment of debts included in the Amendment to the Plan. In addition, a new clause 6.1.1 is also included to address the possibility for Issuer and Oi Group to carry out all operations permitted in the Judicial Reorganization Plan, without these operations being considered hypotheses of early maturity. Consequently, the amended items in clause 6.1, as well as the new clause 6.1.1, shall read as follows:

“6.1. Early Maturity. Subject to the provisions in Clause 6.2 to 6.6 of this Indenture, and in compliance with the provisions in Clause 6.1.1, Trustee may declare the early maturity of all obligations contained in this Indenture and demand the immediate payment, by Issuer, of the balance of the Unit Par Value of the Debentures plus Compensation, calculated pro rata temporis from the Issue Date, or from the last Compensation payment date, whichever occurs last, until the date of its actual payment, and any other amounts eventually due by Issuer to Debenture Holders under the terms of this Indenture, in the event of any of the following hypotheses (“Early Maturity Event”):

(....)

(k) Disposal of any of Issuer’s assets or rights to any third parties, except (a) if carried out in accordance with clauses 5.1, 5.2 and 5.3 of the Judicial Reorganization Plan; (b) for the constitution, organization and disposal, in whole or in part, of one or more UPIs (Isolated Productive Units) that may be constituted by the Oi Group and included in the Amendment to the Plan, pursuant to art. 60 of the LFR and art. 133, paragraph one, item II, of Law No. 5,172/1966, in particular UPI InfraCo and SPE InfraCo; (c) if carried out under usual market conditions (arms length), (d) in the normal course of Issuer's business; or (e) disposal of properties that are part of the permanent (non-current) assets of Debtors that are listed in the Exhibit to the Judicial Reorganization Plan, as well as other real or personal properties that are part of its permanent assets, whether in the form of UPIs or not, regardless of a new approval by Pre-Petition Creditors, pursuant to arts. 60, 66, 140, 141 and 142 of LFR, provided that any regulatory requirements, authorizations or limitations are fulfilled, notably with respect to ANATEL and CADE, as well as those set forth in Oi’s or other Debtors’ Bylaws, as applicable;

(l) Provision of guarantee or constitution of any kind of lien or encumbrance on any of Issuer's assets or rights to any third parties, except (a) if carried out in accordance with clauses 5.1, 5.2 and 5.3 of the Judicial Reorganization Plan; (b) if they are provided for eventual fundraising to finance the activities of Oi Group companies in the short term in order to meet any needs of cash and maintenance and expansion of investments in fiber optics in line with Oi Group Strategic Plan, (c) for the provision of guarantees in judicial or administrative proceedings, (d) if in favor parent companies, controlled companies, affiliates or companies under the common control with Issuer, (e) in the ordinary course of Issuer’s business; and provided that such provision of guarantee or the constitution of liens or encumbrances on Issuer's assets or rights does not compromise the fulfillment of Issuer’s obligations towards Debenture Holders;

(....)

(p) occurrence of any type of corporate reorganization involving Issuer or any of its Relevant Controlled Companies, except if they do not cause a material adverse effect on any companies that are part of the Oi Group, in order to even admit new shareholders and/or investors and optimize their operations and obtain a more efficient structure, maintain their activities, increase their results and implement their strategic plan, as well as enable the constitution and organization of UPIs for later disposal by Issuer and by Debtors, thus contributing for the fulfillment of the obligations included in this Amendment to the Plan, or any other corporate reorganization that may be determined in due course by Issuer and by Debtors, pursuant to art. 50 LFR, provided they are approved by the applicable corporate bodies of the respective Debtors, after obtaining the governmental authorizations, if applicable;

6.1.1. Any operation or series of operations, including corporate reorganizations, disposal of assets, provision of guarantees or any other operations that are carried out in accordance with the Judicial Reorganization Plan, will not be considered as early maturity hypotheses.

2.4.	Include the new clause 12.6 and renumber the following clauses, so as to determine that the provisions in the Amendment to the Plan will prevail in case of conflict with the provisions of the Issue. Thus, clause 12.6 shall read as follows:

“12.6. Conflict. If there is any conflict between the wording, construction or meaning of any exhibits to the Amendment to the Plan, including this First Amendment and the Amendment to Plan, as well as between the Amendment to the Plan and the Original Plan, the wording, construction or meaning set forth in the Amendment to the Plan will prevail over any other document, and the provisions of the Original Plan not expressly modified or conflicting with the Amendment to the Plan will remain in effect.”

2.5.	Amend the old clause 12.8, current 12.9 about “Definitions” in order to include the definitions for “Excess Shares”, “Post-Petition Oi Móvel Debentures”, “Liquidity Event Purchase Obligation First Round”, “Liquidity Event Purchase Obligation Second Round”, “Liquidity Event Purchase Obligation Third Round”, “Liquidity Events”, “Net Revenue from the Liquidity Events” and amendment to the definition “Net Revenue from the Sale of Assets”. These definitions contained in clause 12.9 shall read as follows:

“12.9 Definitions. The terms defined in this Indenture, which are not expressly defined in the Clauses contained in this Indenture and in the Judicial Reorganization Plan, will have the meanings below:

“Excess Shares” has the meaning ascribed thereto in Clause 5.3.9.4.3 of the Amendment to the Plan.

“Post-Petition Oi Móvel Debentures” means the debentures of the first (1st) issuance of simple debentures, not convertible into shares, with collateral, with additional personal guarantee by Oi and by Telemar, in a single series, for private placement, of Oi Móvel.

“Liquidity Event Purchase Obligation First Round” means the actual financial liquidation of the disposal of UPI Movable Assets and the actual financial liquidation of the first installment of the partial acquisition price of UPI InfraCo paid by the respective acquirer.

“Liquidity Event Purchase Obligation Second Round” means the conclusion of the Liquidity Event Purchase Obligation First Round and the actual financial liquidation of the second installment of the partial acquisition price of UPI InfraCo paid by the respective acquirer.

“Liquidity Event Purchase Obligation Third Round” means the completion of the Liquidity Event Purchase Obligation First Round, of the Liquidity Event Purchase Obligation Second Round and the actual financial settlement, as applicable, (i) of the third installment of the partial acquisition price of UPI InfraCo paid by the respective acquirer, or (ii) the price paid to the Debtors for acquisition of the Excess Shares disposed of by the Debtors during the exercise of the Excess Shares Put Right.

“Liquidity Events” mean, jointly, the Liquidity Event Purchase Obligation First Round, the Liquidity Event Purchase Obligation Second Round and the Liquidity Event Purchase Obligation Third Round.”

“Net Revenue from the Sale of Assets” means the funds from the disposal of any assets that actually enter the respective Debtors’ cash, save for funds arising from the disposal of UPI Movable Assets and the partial disposal of UPI InfraCo, net (i) of the amount intended for the payment of the mandatory early redemption or the mandatory early extraordinary repayment, as the case may be, of the Post-Petition Oi Móvel Debentures, as set forth in the respective issue deed, as amended from time to time, (ii) of the direct costs related to the respective transaction (including costs with legal, accounting and financial advisers and sales commission), (iii) of any reallocation of expenses incurred, and (iv) of taxes and fees paid or to be paid as a result of the respective disposal of assets.

“Net Revenue from the Liquidity Events” means the sum of the Net Revenue from the Disposal of UPI Movable Assets and the funds from the partial disposal of UPI InfraCo that effectively enter the cash of the respective Debtors, in the case of the latter, net of (i) amount intended to the payment of the mandatory early redemption or the mandatory extraordinary early amortization, as the case may be, of the Post-Petition Oi Móvel Debentures, as provided for in the respective issue Indenture, as amended from time to time, (ii) the direct costs related to the respective transaction (including legal, accounting and financial advisory and commission and sales costs), (iii) any reallocation of expenses incurred, (iv) taxes and fees paid or payable as a result of the Liquidity Event, and, after full payment of the aforementioned Post-Petition Oi Móvel Debentures, (v) the amount allocated for payment of the InfraCo Debt.”

3.	FINAL PROVISIONS

3.1.	This First Amendment is executed on an irrevocable and irreversible basis and binds the Parties and Consenting Intervening Party Solidary Debtors by themselves and their successors.

3.2.	Any changes to this First Amendment will only be considered valid if agreed upon in writing, in an instrument signed by all parties.

3.3.	This First Amendment shall be governed by and interpreted according to the laws of the Federative Republic of Brazil.

3.4.	The terms used in this First Amendment that are not defined herein will have the same meaning as was ascribed thereto in the Indenture.

3.5.	The invalidity or nullity, in whole or in part, of any of the clauses in this First Amendment will not affect the others, which will remain valid and effective until the fulfillment, by the Parties, of all their obligations set forth herein. In the event of the declaration of invalidity or nullity of any clause in this First Amendment, the Parties undertake to negotiate, in the shortest possible time, to replace the clause declared invalid or null, the inclusion, in this First Amendment, of valid terms and conditions that reflect the terms and conditions of the invalid or null clause, observing the intention and objective of the Parties when negotiating the invalid or null clause and the context in which it is inserted.

3.6.	Issuer hereby undertakes to effect, at its expense, the registration of this First Amendment in the manner and within the period provided for in the Indenture.

3.7.	For the purposes of this First Amendment, the Parties may, at their sole discretion, request the specific performance of the obligations assumed herein, under the terms of articles 497, et seq., 538, 806, et seq., of the Brazilian Code of Civil Procedure, without prejudice to the right to declare the early maturity of the obligations arising from the Debentures, under the terms provided for in the Indenture.

3.8.	The parties choose the jurisdiction of the Judicial District of the City of Rio de Janeiro, State of Rio de Janeiro, to settle any issues arising out of this First Amendment.

IN WITNESS WHEREOF, the Parties and the Intervening Consenting Party Debtors sign this First Amendment in three (3) counterparts of equal content and form, in the presence of two (2) witnesses.

Rio de Janeiro, [●] [●], 2020

TELEMAR NORTE LESTE S.A. – UNDER JUDICIAL REORGANIZATION

GDC PARTNERS SERVIÇOS FIDUCIÁRIOS DTVM LTDA

OI S.A. – UNDER JUDICIAL REORGANIZATION

OI MÓVEL S.A. – UNDER JUDICIAL REORGANIZATION

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V. - UNDER JUDICIAL REORGANIZATION

OI BRASIL HOLDINGS COÖPERATIEF U.A. - UNDER JUDICIAL REORGANIZATION

Witnesses

__________________________________	_________________________________
Name:	Name:
Tax ID (CPF):	Tax ID (CPF):
ID (RG):	ID (RG):